Exhibit 10.2

AVEANNA HEALTHCARE HOLDINGS INC.

AMENDMENT TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”), effective as of June 6, 2025 (the “Effective Date”), is made by and among (i) Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), (ii) BCPE Eagle Investor, LP (“Bain Sponsor”), (iii) (a) J.H. Whitney VII, L.P., (b) PSA Healthcare Investment Holding LLC and (c) PSA Iliad Holdings LLC (clauses (a), (b) and (c) together, “Whitney Sponsors”) (each, individually, a “Party” and together, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and certain Stockholders entered into that certain Amended and Restated Stockholders Agreement, dated May 3, 2021 (as amended from time to time, the “Agreement”);

WHEREAS, Section 11(a) of the Agreement provides that the provisions of the Agreement may be amended, modified or waived only with the prior written consent of each Sponsor holding at least 1% of the outstanding shares of voting Company Capital Stock on a fully-diluted basis (each, a “Consenting Sponsor”); and

WHEREAS, Bain Sponsor and Whitney Sponsors, being the only Consenting Sponsors as of the Effective Date, and the Company desire to amend the Agreement as set forth herein pursuant to Section 11(a) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and other good and valuable consideration, and intending to be legally bound thereby, the Parties hereby agree as follows:

1. Amendment.

a. Section 3(a)(i) of the Agreement is hereby amended to add the following sentence immediately after the last sentence of such section:

“Notwithstanding the foregoing or anything to the contrary in this Agreement, any Other Stockholder may Transfer, and there will be no restriction under this Agreement with respect to any Transfer of, such Other Stockholder’s Stockholder Shares (a) issued in the exercise, vesting and/or settlement of the Company equity awards (including options and restricted stock units) that are held by such Other Stockholder and issued under the Company’s stock incentive plan or other equity award plan (such equity awards, the “Equity Awards”); provided, however, that any Transfer pursuant to this clause (a) by any Other Stockholder that is an Executive shall require the pre-approval of the compensation committee of the Board, (b) in “sell to cover” or similar open market transactions to satisfy any exercise price or tax withholding obligations as a result of the exercise, vesting and/or settlement of the Equity Awards, and (c) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities.

b. Section 1 of the Agreement is hereby amended to replace the definition of the “Board” and “Executives” with the following:

““Board” means the board of directors of the Company.

“Executives” has the meaning set forth in the preamble to this Agreement and means those officers, executives and employees of, and other service providers to, the Company and its subsidiaries who acquire or are granted shares of the Company’s Common Stock and become a party to this Agreement as an Executive. Executives shall include the persons listed on the Schedule of Executives hereto, any person that is appointed in replacement of any such person listed in the Schedule of Executives with the same business title and any other person that become a party to this Agreement as an Executive.”

c. the Schedule of Executives is updated as set forth in Annex A hereto and the Schedule of Other Investors is updated as set forth in Annex B hereto.

d. Section 5 of the Agreement is hereby amended to include the following sentence at the end of such section:

“Notwithstanding anything to the contrary herein, no such legend shall be required if the shares are held at a brokerage account and/or with the Depository Trust Company and the Company shall use reasonable best efforts to ensure compliance with the terms of this Agreement by any Stockholder whose shares are held at a brokerage account and/or with the Depository Trust Company.”

2. Ratification of Binding Provisions. All other paragraphs, provisions, and clauses in the Agreement not modified by this Amendment shall remain in full force and effect as originally written.

3. Electronic Delivery; Counterparts. This Amendment, to the extent signed and delivered by electronic transmission showing the signature of a Party, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person by such Party. At the request of any Party hereto, each other Party hereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic means as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

AVEANNA HEALTHCARE HOLDINGS INC.

By: /s/ Jeffrey Shaner

Name: Jeffrey Shaner

Title: Chief Executive Officer

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

BCPE EAGLE INVESTOR, LP

By: BCPE Eagle GP, LLC

Its: General Partner

By: Bain Capital Fund XI, L.P.

Its: Member

By: Bain Capital Partners XI, L.P.

Its: General Partner

By: Bain Capital Investors, LLC

Its: General Partner

By: /s/ Devin O’Reilly

Name: Devin O’Reilly

Title: Authorized Signatory

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

J.H. WHITNEY VII, L.P.

By: J.H. WHITNEY EQUITY PARTNERS VII, LLC

Its: General Partner

By: /s/ Robert Williams

Name: Robert Williams

PSA HEALTHCARE INVESTMENT HOLDING LLC

By: /s/ Robert Williams

Name: Robert Williams

PSA ILIAD HOLDINGS LLC

By: /s/ Robert Williams

Name: Robert Williams

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]